UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2005

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On June 15, 2005, Iomega Corporation and its President and CEO, Werner T. Heid, entered into an Executive Agreement to Defer Compensation (the “Agreement”) whereby ten percent (10%) of Mr. Heid’s base salary as established by the Board of Directors from time to time (excluding bonuses and commissions) shall be reduced and deferred commencing June 18, 2005. The reduction and deferral will continue until such time as Iomega Corporation experiences two consecutive quarters of operating income profitability calculated in accordance with generally accepted accounting principles (“GAAP”). If this profitability goal is not achieved by the end of the second fiscal quarter of 2006, the deferred amounts will be forfeited on August 1, 2006. After forfeiture of the deferred amount, the reduced base salary shall become Mr. Heid’s new base salary until changed by action of the Board of Directors.

In the event two consecutive quarters of operating income profitability are achieved by the end of the second fiscal quarter of 2006, all amounts deferred from Mr. Heid’s base salary will be paid to him on August 1, 2006, less any taxes required to be withheld, and his base salary will return to the same level as it was immediately prior to the execution of the Agreement or as subsequently set by the Board of Directors.

The action reported above was approved by the Board of Directors of Iomega Corporation effective June 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2005	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer Executive Vice President, Business Solutions, General Counsel and Secretary